Exhibit 10.8

(100)NanErJianNo.004

Agreement on Lease of Standard Plant Basement of Export

Processing Zone Administration, Ministry of Economic Affairs

The lessor: the Export Processing Zone Administration, Ministry of Economic Affairs (hereinafter referred to as Party A)

Agreement on Lease of air defense basement

The Lessee: NXP Semiconductors Taiwan Ltd. (hereinafter referred to as Party B)

Whereas both parties agree that Party A leases to Party B the basement located at 106 Inner Ring (south) Road, Nanzi Processing Zone, both parties hereby reach the following agreement as follows:

1. Location, No. and monthly rental of the air defense basement of standard plant:

(1). Object of lease: the basement located at 106 Inner Ring (south) Road, Nanzi Processing Zone (one unit of reserved basement at the ground floor of No.2 stand plant in Zone 1, which is numbered 1-2 4A, 4B), occupying an area of 953 m² in total.

(2) Rental: twenty-four thousand, one hundred and thirty New Taiwan Dollar each month (TWD25.32/m²/month).Party B shall, on a monthly basis, pay the rent plus additional 5% thereof as the business tax to the agency bank of National Treasury as specified (Nanzi Branch, Mega International Commercial Bank) upon the payment bill issued by Party A. If Party B still fails to pay the rent by the end of current month, it may be imposed on a penalty of over six thousand but less than thirty thousand New Taiwan Dollar plus suspension of goods export for over one month but less than one year. If Party B still fails to pay the rent within the time limit as specified or after it is demanded for three times, Party A may terminate the contract and take necessary actions according to law.

2. Term of lease: one (1) year from Jun. 1st of the 101th year to May 31th of the 103th year of the Republic of China. Unless otherwise agreed by both parties, Party B may not early terminate the lease; otherwise its security deposits will be confiscated. Party B has the priority to renew the lease upon its expiration. Party B may not re-lease the basement to others; otherwise, Party A may unconditionally recover the basement. If Party A has to recover the basement for its own use as required for its business, it shall inform Party B one (1) month prior to expiration of the lease agreement.

3. Security deposits: Seventy-two thousand three hundred and ninety–New Taiwan Dollar, which shall be paid by Party B upon execution of the agreement, if Party B doesn’t intend to renew the lease upon expiry of the term of lease and returns the basement leased by it according to the agreement, Party A shall refund the security deposits without interest; however, if Party B hasn’t paid its outstanding rent, or any damage to the buildings or facilities is found, or Party B fails to perform relevant articles hereof, the security may be used to indemnify Party A for any damage caused to it .The surplus (if any) shall be refunded by Party A to Party B or Party B shall make up the deficiency (if any), to which Party B may not raise any objection.

4. If Party B wishes to change the use of the basement as stipulated herein, it shall obtain written consent of Party A and agree to pay maintenance expense at a rate as approved by Party A; otherwise, once found by Party A, Party A may notify Party B to pay maintenance expense at a rate fixed for the purposes as changed and Party B may not raise any objection thereto.

5. Party B may not change original structure of the basement leased by it without authorization and shall be liable for any damage thereto; without consent of Party A, Party B may not get any additional facilities.

6. The lease of the basement by Party B shall be subject to its purpose as an air-raid shelter. If any fixed equipment or cupboards and machineries which are unable to be moved at any time are necessary, the area occupied by them may not be more than one fourth of the total area of the basement; in addition, no dangerous facilities, dangerous articles or articles harming security or hindering public health may be installed, stored or placed in the basement.

7. Party B shall apply to competent authorities for certification of fire-fighting facilities and buildings inspection of the basement leased by it in good time.

8. During the term of lease, all the maintenance and repairing expense incurred for in-house facilities, water and electricity charges, operation and maintenance expense of sewer and discharge-to-sea expense, construction cost of sewer pipeline system and amortization of construction cost of water raising pressuring station shall be at the cost of Party B.

9. Party B shall pay any house tax incurred due to any change in use of the basement leased by it.

10. In case Party A recovers the basement pursuant to provisions as contained herein, Party B shall, unconditionally, immediately remove all its own decoration and equipment, restore the basement to its original state and then return it. Any decoration or equipment not removed will be disposed of as wastes by Party A and Party B may not claim for any indemnification.

11. Party B shall ensure that, during the term of lease, the equipment installed by it will not harm the security of the plant. Party A may dispatch someone to inspect the basement at any time. If any conditions are found to affect the security of the building or the operation of adjacent factories, Party B shall make improvement in good time upon receipt notice from Party A; its failure to do so within specify time limit will be deemed as breach of contract.

12. As the basement is an air-raid shelter, in case of any air-raid alarm or in case the Ministry of Defense announces to start war preparedness or Taiwan Garrison Command restates the order of martial law, Party B shall empty out the basement within twenty-four (24) hours and open the basement for use as a shelter. Party B may be dealt with according to wartime statutes if it refuses to do so for whatsoever reasons.

13. This supplemental agreement shall be made in duplicate, one for each party.

Coventanter (the lessor): Export Processing Zone Administration, Ministry of Economic Affairs

Legal proxy: Shen Rongjin

Address: 600 Jiachang Road, Nanzi District, Gaoxiong

Coventanter (the lessee): NXP Semiconductors Taiwan Ltd.

Legal representative (director): J.J.Wang

Address:

Tel.

Jun.1st of the 100th year of the Republic of China